Exhibit 10.1

SIXTH MODIFICATION TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Sixth Modification to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into effective as of December 29, 2025 (the “Effective Date”) by and among CIBC BANK USA (the “Lender”), LIFEWAY FOODS, INC., an Illinois corporation (“Lifeway”), FRESH MADE, INC., a Pennsylvania corporation (“FMI”), and LIFEWAY WISCONSIN, INC., an Illinois corporation (“LWI” and together with Lifeway and FMI being sometimes individually referred to as a “Borrower” and collectively referred to as the “Borrowers”).

R E C I T A L S

WHEREAS, the Lender, the Borrowers and The Lifeway Kefir Shop LLC, an Illinois limited liability company formerly known as Starfruit which has been dissolved, entered into an Amended and Restated Loan and Security Agreement dated May 7, 2018, as amended by that certain First Modification to Amended and Restated Loan and Security Agreement effective as of March 31, 2019, that certain Second Modification to Amended and Restated Loan and Security Agreement effective as of December 10, 2019, that certain Third Modification to Amended and Restated Loan and Security Agreement effective as of September 30, 2020, that certain Fourth Modification to Amended and Restated Loan and Security Agreement effective as of August 18, 2021, that certain Early Opt-In Election and Related Amendment to Loan Documents dated June 26, 2023, and that certain Fifth Modification to Amended and Restated Loan and Security Agreement effective as of February 5, 2025 (as so modified, the “Loan Agreement”), pursuant to which the Lender made available to the Borrowers a credit facility;

WHEREAS, the Lender and Borrowers desire to amend the Loan Agreement, among other things, to extend the Termination Date, to modify the Fixed Charge Covenant calculations to exclude certain Capital Expenditures in connection with the Waukesha Property and to amend the definition of Change of Control; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. (a) Undefined Terms. Unless the context otherwise provides or requires, capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Loan Agreement; provided, however, that all references in the Loan Agreement to (a) “Obligations” shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, the duties and obligations of the Borrowers under this Amendment, and (b) “Loan Documents” shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, this Amendment and the documents and instruments to be delivered pursuant to this Amendment.

(b)Amended, Restated and Additional Defined Terms. When used herein and in the Loan Agreement, the following definitions shall (i) if such definition is not presently included in the Loan Agreement, be added (in alphabetical order) to Section 1.1 and (ii) if such definition is presently included in the Loan Agreement, amend and restate such definition:

“Change of Control” means the occurrence of any of the following events: (i) Julie Smolyansky ceases to be (A) a member of the Governing Body of Lifeway and each of the Borrowers and (B) the Chief Executive Officer of Lifeway; (ii) a change in the majority of the Persons serving on the Governing Body of Lifeway and each of the Borrowers shall have occurred during any period of twelve (12) consecutive months; provided that the occurrence of Settlement Related Governing Body Changes, individually or in the aggregate, shall not constitute a Change of Control for purposes of this clause (ii); (iii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing Date) shall have acquired thirty percent (30%) or more of the outstanding voting Capital Securities of Lifeway; (iv) Lifeway shall cease to, directly or indirectly, own and control 100% of the total voting power of the outstanding Capital Securities of the Borrowers (other than Lifeway); or (v) the granting by Lifeway or any Borrowers, directly or indirectly, of a security interest in any Borrowers or any Subsidiary to any Person other than Lender (or an Affiliate of Lender), which could result in the Change of Control described in subsection (iii) of this paragraph.

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“Excluded Waukesha Capital Expenditures” means, solely for purposes of the Fiscal Quarters of Borrowers ending December 31, 2025 through June 30, 2027, inclusive, unfinanced Capital Expenditures of the Borrowers related to the project at the Waukesha Property directly attributable to plant optimization and manufacturing capacity expansion as approved from time to time by Lender in its sole discretion; provided, however, that Excluded Waukesha Capital Expenditures shall not include any maintenance and non-expansion related Capital Expenditures; and provided further that the aggregate amount of such Excluded Waukesha Capital Expenditures shall not exceed $50,000,000.

“Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of (i) income taxes paid in cash net of refunds received by the Borrowers, (ii) all unfinanced Capital Expenditures, excluding of any Excluded Waukesha Capital Expenditures in respect of such Computation Period, (iii) cash distributions or dividends (to the extent permitted hereunder), and (iv) amounts paid to repurchase or redeem stock or equity (unless, at the end of such Computation Period, the Redemption Condition was satisfied) to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Term Loan but excluding the Revolving Loans) plus (iii) management fees paid in cash if and to the extent permitted hereunder.

“Settlement Related Governing Body Changes” means, with respect to the Governing Body of Lifeway, (a) the appointments on October 29, 2025 and November 26, 2025 of an aggregate of four (4) independent directors, (b) the resignation on October 1, 2025 and November 3, 2025 of an aggregate of two (2) directors, (c) cessation of Pol Sikar’s service as a director of Lifeway upon the election of members of the Governing Body of Lifeway at the 2025 annual meeting of the shareholders of Lifeway or his earlier death or resignation, and (d) the cessation of Jason Scher’s services as director upon election of members of the Governing Body of Lifeway at the 2026 annual meeting of the shareholders of Lifeway or his earlier death or resignation. For the avoidance of doubt, the amendment to the charter or bylaws of Lifeway implemented solely for the purposes of giving effect to the Settlement Related Governing Body Changes shall not constitute a breach of Section 11.6 of the Loan Agreement.

“Termination Date” means the earlier to occur of (a) February 5, 2029, which date may be extended at the request of any Borrower with the written consent of Lender without the need for any formal amendment hereto, or (b) such other date on which the Commitments terminate pursuant to Section 5 or Section 13.2.

2. Amendments to Loan Agreement.

(a) Commencing the Effective Date, Exhibit A (Form of Compliance Certificate) attached hereto shall amend and restate Exhibit B to the Loan Agreement in its entirety.

(b) Except as specifically set forth herein, the Note and the Loan Documents previously delivered by the Borrowers shall remain in full force and effect and are hereby ratified and confirmed in all respects. The indebtedness evidenced by the Note is continuing indebtedness of the Borrowers and nothing herein shall be deemed to constitute a payment, settlement or novation of the Note, or to release or otherwise adversely affect any lien or security interest securing such indebtedness or any rights of the Lender against any party primarily or secondarily liable for such indebtedness.

3. Reserved.

4. Representations and Warranties of Borrowers.

(a) The Recitals in this Amendment are true and correct in all respects.

(b) All representations and warranties of each Borrower in the Loan Agreement and in the other Loan Documents to which each Borrower is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

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(c) No Event of Default or Default has occurred and is continuing.

(d) Each Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment. This Amendment has been duly executed by each Borrower.

(e) This Amendment is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Amendment do not and will not (i) violate any law, rule, regulation or court order to which any of the Borrowers is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Borrowers or any other agreement or instrument to which it is party or by which the properties of any of the Borrowers is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Borrowers, whether now owned or hereafter acquired, other than Liens in favor of the Lender.

(g) No consent or authorization of, filing with, or other act by or in respect of any Person is required in connection with the execution, delivery or performance by each of the Borrowers, or the validity or enforceability hereof, or the consummation of the transactions contemplated hereby.

5. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date when each of the following conditions shall have been satisfied in the sole discretion of the Lender:

(a) Amendment. Each of the Borrowers and the Lender shall have delivered to the Lender executed counterparts of this Amendment;

(b) Secretary and Manager Certificates. With respect to each Borrower (i) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Lender; and (ii) certification that, except as expressly provided in such certification, the certificates delivered by such Borrower on or about May 7, 2018, remain in full force and effect (it being understood that the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary or manager (or similar officer) as being in full force and effect without modification;

(c) Schedules to Loan Agreement. The Borrowers shall have delivered to the Lender updated Schedules to the Loan Agreement.

(d) Other Documents. The Borrowers shall have delivered to the Lender such other agreements, certificates, instruments and other documents as the Lender may reasonably request to accomplish the purposes of this Amendment.

(e) Payment of Costs and Expenses. Payment of the reasonable and out-of-pocket costs and expenses of the Lender, and the reasonable and out-of-pocket fees and disbursements of counsel to Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Effective Date.

6. Reference to and Effect on Loan Documents.

(a) Ratification. Except as specifically provided in this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and each Borrower hereby ratifies and confirms each such Loan Document.

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(b) No Waiver. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of either Lender or Borrowers under the Loan Agreement or any of the other Loan Documents, or, except as expressly provided in herein, constitute a consent or modification with respect to any provision of the Loan Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (b) any other Loan Document to “the Loan Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Loan Agreement as amended and modified hereby.

7. Entire Agreement. This Amendment, including all annexes, exhibits, schedules and other documents incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

8. Fees and Expenses. As provided in the Loan Agreement, the Borrowers agree to pay on demand all reasonable fees, costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment.

9. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10. Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

11. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of the Lender and shall be binding upon the successors and assigns of each Borrower.

12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (such as PDF or e-mail) shall be as effective as delivery of a manually executed counterpart thereof.

13. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14. Joint and Several Liability. The obligations of the Borrowers under this Amendment and the Loan Agreement shall be joint and several.

15. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

16. Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial.  THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING FORUM SELECTION AND CONSENT TO JURISDICTION, AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 14.18 AND SECTION 14.19 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS, AS THOUGH FULLY SET FORTH HEREIN.

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17. Release of Claims. In consideration for entering into this Amendment, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by the Lender arising under the Loan Agreement and the Loan Documents, each of the Borrowers hereby irrevocably releases and forever discharges the Lender and each of its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Borrowers may now have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent to the extent arising out of, under or from the Loan Agreement, Loan Documents and related transactions (collectively, “Claims”). Each Borrower jointly and severally represents and warrants to the Lender that it has not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise. The Borrowers shall jointly and severally indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys’ fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

EACH BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH BORROWER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH BORROWER WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THE LENDER:

CIBC BANK USA FORMERLY KNOWN AS THE PRIVATE BANK AND TRUST COMPANY

By: /s/ Riley Hanson

Name: Riley Hanson

Title: Associate Managing Director

THE BORROWERS:

Lifeway Foods, Inc.

By:	/s/ Eric Hanson

Name: Eric Hanson

Title: Chief Financial and Accounting Officer

Fresh Made, Inc.

By:	/s/ Eric Hanson

Name: Eric Hanson

Title: Chief Financial Officer and Accounting Officer

LIFEWAY WISCONSIN, INC.

By:	/s/ Eric Hanson

Name: Eric Hanson

Title: Chief Financial Officer and Accounting Officer

Signature Page to Sixth Modification to Amended and Restated Loan and Security Agreement

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

To:CIBC Bank USA, as Lender

Please refer to the Amended and Restated Loan and Security Agreement dated as of May 7, 2018 (as amended to date and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) by and among LIFEWAY FOODS, INC., an Illinois corporation (“Lifeway”), FRESH MADE, INC., a Pennsylvania corporation (“FMI”), and LIFEWAY WISCONSIN, INC., an Illinois corporation (“LWI” and together with Lifeway and FMI being sometimes individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), and CIBC Bank USA, as Lender. Terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

I.	Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of Borrowers as at _____________, ____ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrowers as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Financial Tests. Borrowers hereby certify and warrant to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Loan and Security Agreement:

[REVISE AS APPROPRIATE]

A.	Section 11.14.1 - Reserved

B.	Section 11.14.2 - Minimum Fixed Charge Coverage Ratio

1.		Consolidated Net Income	$

2.	Plus:	Interest Expense	$
		income tax expense	$
		depreciation	$
		amortization	$
		non-cash compensation expense	$
		non-cash charges	$

3.		Total (EBITDA)	$

4.		Income taxes paid, net of refunds	$

5.		Total Unfinanced Capital Expenditures	$

6.		Excluded Waukesha Capital Expenditures
		Included in (5) above	$

7.		Permitted Cash Distributions and Dividends	$

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8.	Redemptions and Share Repurchases[1]	$

9.	Remainder of (5) minus (6)	$

10.	Sum of (4), (7), (8) and (9)	$

11.	Remainder of (3) minus (10)	$

12.	Interest Expense	$

13.	Required payments of principal
	(excluding Revolving Loans)		$0.00

14.	Sum of (12) and (13)	$

15.	Ratio of (11) to (14)		to 1.00

16.	Minimum Required		1.25 to 1.00

C.	Section 11.14.3 - Maximum Cash Flow Leverage

1.	All Debt of Borrowers	$

2.	Subordinated Debt included in C (1) above	$

3.	Contingent Liabilities included in C (1) above	$

4.	Sum of (2) and (3)	$

5.	Funded Debt (remainder of (1) minus (4))	$

6.	EBITDA
	(from Item B(3) above)	$

7.	Ratio of (5) to (6)		to 1.00

8.	Maximum allowed		2.00 to 1.00

_________________________

1 Redemptions and Share Repurchases may be disregarded if Redemption Condition was satisfied as of the end of the applicable Computation Period.

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Borrowers further certify to you that no Default or Event of Default has occurred and is continuing that has not been waived in accordance with Section 14.1.

Borrowers have caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

LIFEWAY FOODS, INC.

By:
Name:
Title:

Fresh Made, Inc.

By:
Name:
Title:

LIFEWAY WISCONSIN, INC.

By:
Name:
Title:

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